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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
ISCO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Isco, Inc.
4700 Superior Street
Lincoln, Nebraska 68504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held December 11, 2003

        The annual meeting of shareholders of Isco, Inc. will be held at Isco, Inc.'s corporate headquarters, 4700 Superior Street, Lincoln, Nebraska on December 11, 2003 at 2:00 p.m. for the purpose of:

  1.
  The election, as Directors, of three persons listed in the accompanying Proxy Statement dated October 31, 2003.

  2.
  Whatever other business may properly be brought before the meeting or any adjournment thereof.

        Only those shareholders of record at the close of business on October 10, 2003 (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

        In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy.

        Shareholders who attend the annual meeting may vote in person even though they have voted by proxy.

        If you plan to attend the annual meeting and your Isco shares are held by your broker for your account and you do not personally hold the certificates for the shares, you should mark the proxy to indicate that you plan to attend the annual meeting. You will then receive a "legal proxy" showing the number of shares you own. Bring that "legal proxy" to the annual meeting and you will then be credited with voting your shares in person at the meeting.

                      By Order of the Board of Directors

                      Robert W. Allington
                      Chairman and Chief Executive Officer

October 31, 2003

PROXY STATEMENT

October 31, 2003

GENERAL INFORMATION.

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isco, Inc. (the "Company") for use at the annual meeting of shareholders to be held on December 11, 2003. Shareholders of record at the close of business on October 10, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        This Proxy Statement was first mailed to shareholders on November 21, 2003.

        As of the close of business on October 10, 2003, the Company had 5,727,838 shares of common stock outstanding ("Common Stock"), all of which are entitled to vote at the annual meeting.

        As of the record date, Robert W. Allington of 4700 Superior Street, Lincoln, NE 68504 owned 2,755,043 shares or 46.36 percent of the Company's outstanding Common Stock plus currently exercisable stock options. On the record date, Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th floor, Santa Monica, CA 91401 and UMB Bank, n.a., 928 Grand Avenue, Kansas City, MO 64141 owned 461,951 and 292,950 shares, respectively, or 8.14 percent and 5.16 percent, respectively, of the Common Stock outstanding. Neither Dimensional Fund Advisors, Inc., nor UMB Bank, n.a. hold any stock options.

        Each shareholder is entitled to one vote for each share on each matter presented, except that in the election of Directors each shareholder shall have the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his or her shares, or to distribute them on the same principle among as many candidates as he or she shall determine.

        Proxies which are properly signed and returned will be voted at the annual meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications the proxy will be voted "FOR" the election of the three nominees for Director and in accordance with the instructions of the Board of Directors as to any other matters. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation material to shareholders. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile or telegraph.

        Shareholders who attend the annual meeting may vote in person even though they have voted by proxy.

        If you plan to attend the annual meeting and your Isco shares are held by your broker for your account and you do not personally hold the certificates for the shares, you should mark the proxy to indicate that you plan to attend the annual meeting. You will then receive a "legal proxy" showing the number of shares you own. Bring that "legal proxy" to the annual meeting and you will then be credited with voting your shares in person at the meeting.

SHAREHOLDER PROPOSALS.

        In the event that any shareholder desires to submit a proposal for action at the 2004 annual meeting of shareholders, such proposal must be received at the Company's office at 4700 Superior Street, Lincoln, Nebraska 68504-1398, marked to the attention of the President or Secretary of the

Company, no later than July 9, 2004. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2004 annual meeting of shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

1.    ELECTION OF DIRECTORS.

        The Bylaws of the Company provide that the number of Directors shall be not more than nine, such number to be set annually by the Board of Directors.

        The Bylaws also provide that the Directors shall be divided into classes and that there be two classes if the number of Directors is less than nine. The first class has a term expiring December 11, 2003 and the second class has a term expiring December 9, 2004. The Board of Directors has nominated Robert W. Allington, James L. Linderholm, and Dale L. Young for election to the first class to serve a two-year term ending on the date of the 2005 shareholders meeting.

The Board of Directors recommends a vote "FOR" item No. 1.

        The proxy holders named in the proxy intend to vote "FOR" the election of the three nominees listed above unless authority to so vote is withheld. In the unexpected event that any of the nominees are unable to serve, or for good cause will not serve as a Director, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

        Following is a list of the names and ages of the three nominees, each of whom is presently serving as a Director. Also listed are the four Directors whose terms expire in 2004. Included is the past five-year business history of each nominee and each Director, the year in which each became a

Director of the Company, and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of October 10, 2003.

				Common Stock Beneficially Owned as of October 10, 2003
Name of Individual	Age	Employment History	Director Since	Number of Shares(1)		Percent(2)
Nominees for election to the first class (term expiring at the 2005 shareholders meeting):
Robert W. Allington	68	Chairman of the Board and Chief Executive Officer since 1959; President 1959 to October 5, 1995.	1959	2,755,043	(3)	46.36
James L. Linderholm	65	Chairman of the Board of HWS Consulting Group, Inc. since 1986; President of HWS Consulting Group, Inc., 1986 to September 25, 2003.	1994	13,000		0.22
Dale L. Young	75	Corporate Secretary to December 2001; Retired Executive Vice President and Cashier of FirsTier Bank, NA, Lincoln, NE.	1966	41,120	(4)	0.69
Second class (term expiring December 9, 2004):
James L. Carrier	54	President and Chief Executive Officer, Lester Electrical, Inc., since 1979.	1997	6,417		0.11
Douglas M. Grant	57	President and Chief Operating Officer since October 6, 1995; Vice President August 31, 1989 to October 5, 1995; Environmental Division General Manager May 26, 1987 to July 15, 1996.	1988	101,177		1.70
Ronald K. Jester	49	Corporate Secretary since December 2002; Partner, Labenz & Associates, LLC, since 1998; Senior Manager, KPMG LLP, January 1, 1987 to September 30, 1998.	2000	6,600	(5)	0.11
Harvey S. Perlman	61	Chancellor of the University of Nebraska-Lincoln (UNL), since 2001; UNL Interim Chancellor, 2000 to 2001; UNL Professor of Law, 1998 to 2000; UNL Dean of the Law College, 1983 to 1998.	2002	2,000		0.03

        Executive Officers of the Company collectively hold 2,889,771 shares or 48.63 percent of the outstanding Common Stock including currently exercisable options.

        Executive Officers and Directors collectively hold 2,958,908 shares or 49.80 percent of the outstanding Common Stock including currently exercisable options.

(1)
Unless otherwise noted, all shares are held with sole investment and voting power. The number of shares includes the number of shares outstanding on October 10, 2003 and currently exercisable options.

(2)
Percentage computed by dividing the number of shares beneficially owned, including options currently exercisable, by the total shares outstanding on October 10, 2003, including currently exercisable options.

(3)
Includes 100,000 shares as to which Robert W. Allington has shared voting rights and investment power.

(4)
Includes 7,000 shares as to which Dale L. Young has shared voting rights and investment power.

(5)
Includes 600 shares as to which Ronald K. Jester has shared voting rights and investment power.

Additional Information Concerning Board of Directors.

        The Company's Board of Directors established a Nominating Committee in July of fiscal 2003. This Committee oversees all aspects of the nominating process and makes recommendations to the Board on potential nominees. No procedure has been established for the consideration of nominees recommended by stockholders. The Committee is comprised of Ronald K. Jester, Chairman; James L. Linderholm, Secretary; and Harvey S. Perlman. The Committee did not meet in fiscal 2003. The Committee met in September 2003 and recommended to the Board the slate of nominees as presented herein.

        The Audit Committee, during fiscal 2003, was comprised of Directors, Ronald K. Jester, Chairman; James L. Carrier, Secretary; and James L. Linderholm. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities with respect to accounting policies, reporting practices, and the sufficiency of the Company's annual audit. All committee members are independent members of the Board. The Board has determined that Mr. Jester is an "audit committee financial expert" within the meaning of Item 401(h), of Regulation S-K promulgated by the Securities and Exchange Commission. The Committee met four times during fiscal year 2003.

        The Compensation Committee, during fiscal 2003, was comprised of Directors, Dale L. Young, Chairman; Harvey S. Perlman, Secretary; and James L. Carrier. The Committee recommends to the Board the compensation programs and salaries for the elected officers and also acts as the stock option committee. The Committee also approves the salary and incentive compensation of the other executives of the Company. The Committee met four times during fiscal 2003.

        The Board of Directors met 12 times in fiscal 2003. All of the directors attended greater than 75 percent of the total meetings held by the Board and its committees in fiscal 2003.

List of Current Executive Officers of the Company.

        The following is a list of the names and ages of the current executive officers of the Company and their business history for the last five years.

Name of Individual	Age	Position and Principal Occupation Since July 31, 1998	Year first became Executive Officer of the Company
Robert W. Allington	68	Chairman of the Board and Chief Executive Officer since 1959.	1959
Douglas M. Grant	57	President and Chief Operating Officer since October 6, 1995.	1987
Vicki L. Benne	41	Chief Financial Officer and Treasurer since December 18, 1999; Assistant Treasurer January 2, 1999 to December 18, 1999; Controller and Chief Accounting Officer October 21, 1989 to January 2, 1999.	1991
Donald E. Wademan	39	Controller and Chief Accounting Officer since January 2, 1999; Assistant Controller, June 15, 1998 to January 2, 1999; Division Controller, Hoover Materials Handling Group Inc., June 1995 to June 1998.	1999

Executive Compensation.

        The following table sets forth a summary of the compensation earned by the chief executive officer and the three other executive officers of the Company for the fiscal year ended July 25, 2003. Compensation is provided for the past three fiscal years for each officer.

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other annual compensation ($)(2)	Restricted stock awards ($)	Securities underlying options/ SARs(#)(1)	LTIP payouts ($)	All other compensation ($)(3)
Robert W. Allington Chairman and Chief Executive Officer	2003 2002 2001	244,491 228,961 221,657	12,000 58,374 22,172	22,836 19,236 40,939	— — —	2,976 11,906 3,797	— — —	29 910 3,947

Douglas M. Grant President and Chief Operating Officer	2003 2002 2001	227,236 207,693 196,152	18,040 53,298 20,896	8,536 4,113 1,998	— — —	4,052 9,882 3,152	— — —	6,219 6,126 6,103

Vicki L. Benne Chief Financial Officer and Treasurer	2003 2002 2001	142,746 126,538 112,499	12,831 32,994 17,146	5,325 2,575 2,287	— — —	2,444 5,200 3,429	— — —	4,147 4,506 3,786

Donald E. Wademan Controller	2003 2002 2001	98,017 87,511 77,298	8,973 13,890 17,277	75 75 75	— — —	1,016 1,634 2,033	— — —	2,620 2,964 3,786

(1)
During fiscal 2001, the Board of Directors of the Company implemented a new Executive Incentive Compensation plan for fiscal years 2001 through 2005. Details of this program are provided under the headings "Incentive Bonuses" and "Stock Options" within the Compensation Committee Report on Executive Compensation. In addition to the bonuses earned under this plan, Dr. Allington and Mr. Grant were granted additional bonuses in fiscal 2001. The maximum number of stock options granted under this 5-year plan for each officer is as follows: Dr. Allington 59,529, Mr. Grant 49,412, Ms. Benne 26,000, and Mr. Wademan 10,471. The actual number of shares vested as a result of a fiscal year's performance are listed above under the column "Securities underlying options/SARs". The options under this plan were granted pursuant to the 1996 Stock Option Plan.

(2)
During fiscal 1996, the Company modified its vacation policy to limit the number of accrued vacation hours an employee could have on each anniversary of his or her employment. Those hours in excess of the established limit related to length of service were valued, frozen, and scheduled for payment over a maximum period of six years. In addition, the modified policy includes two paid-in-lieu-of provisions. One provision allows an employee to be paid out for hours of accrued vacation which were in excess of the established limit provided at the employee's anniversary, however, the employee must have actually taken a minimum number of vacation hours during the preceding year. A second provision allows an employee to be paid out for a maximum of 80 hours within a 12-month period as long as the employee has taken vacation for an equal amount of the requested paid out hours. These combined payment amounts are included in "Other annual compensation" and for fiscal 2003, 2002, and 2001, respectively, were as follows: Dr. Allington, $11,541, $11,060, and $34,289; Mr. Grant, $8,462, $4,038, and $1,923; Ms. Benne, $5,250, $2,500, and $2,212; and Mr. Wademan, $0, $0, and $0.

(3)
The amounts set forth under "All other compensation", include profit-sharing contributions, and forfeitures plus 401(k) matching contributions and forfeitures. Profit sharing contributions including forfeitures and 401(k) matching contributions including forfeitures, respectively, for fiscal 2003 were as follows: Dr. Allington, $29 and $0; Mr. Grant, $29 and $6,190; Ms. Benne, $25 and $4,122; and Mr. Wademan, $15 and $2,605.

Options/SAR Grants in Last Fiscal Year.

        The following table sets forth information with respect to options and SARs that were granted during the last completed fiscal year to each of the executives.

Individual Grants					Potential realizable value at assumed annual rate of stock price appreciation for option term(1)
Name	Number of securities underlying options/SARs granted(#)(1)	Percent of total options/SARs granted to employees in fiscal year(1)	Exercise or base price ($/Sh)	Expiration date	5% ($)	10% ($)
Robert W. Allington	2,976	6.9%	4.675	08/16/05	11,811	14,319
Douglas M. Grant	4,052	9.4%	4.250	08/16/10	27,479	44,685
Vicki L. Benne	2,444	5.7%	4.250	08/16/10	16,574	26,952
Donald E. Wademan	1,016	2.4%	4.250	08/16/10	6,890	11,204

(1)
During fiscal 2001, the Board of Directors of the Company implemented a new Executive Incentive Compensation plan for fiscal years 2001 through 2005. Details of this program are provided under the headings "Incentive Bonuses" and "Stock Options" within the Compensation Committee Report on Executive Compensation. Under this program officers and other executives each were granted a total maximum number of stock options. Stock options vest annually based on achieving various annual goals. Annually the maximum number of shares available to vest is 20% of the total granted. Annually any non-vested stock options (20% of the total grant less annual vested) are released back into the stock option plan for future grants. The total number of stock options granted for each reported officer above is as follows: Dr. Allington 59,529, Mr. Grant 49,412, Ms. Benne 26,000, and Mr. Wademan 10,471. The information reported under the columns "Percent of total options/SARs granted to employees in fiscal year" and "Potential realizable value at assumed annual rate of stock price appreciation for option term" is based on the number of stock options vested for fiscal year 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values.

        The following table sets forth information with respect to exercised options and SARs, if any, during fiscal 2003 and exercised and unexercised options and SARs, if any, held by the executive officers of the Company at July 25, 2003.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options/SARs at fiscal year end (#) Exercisable ("Ex") Unexercisable ("Un")(1)	Value of unexercised in-the-money options/SARs at fiscal year end ($) Exercisable ("Ex") Unexercisable ("Un")(1)
Robert W. Allington	—	—	18,679 shares ("Ex") 0 shares ("Un")	$59,119 ("Ex") N/A
Douglas M. Grant	—	—	96,338 shares ("Ex") 0 shares ("Un")	$165,289 ("Ex") N/A
Vicki L. Benne	—	—	25,917 shares ("Ex") 880 shares ("Un")	$58,777 ("Ex") N/A
Donald E. Wademan	—	—	5,631 shares ("Ex") 0 shares ("Un")	$20,334 ("Ex") N/A

(1)
The number of share exercisable and the value of the unexercised shares that are in-the-money include the number of shares vested under the Executive Incentive Compensation plan. For details on this plan see the note listed under the chart titled "Options/SAR Grants in Last Fiscal Year."

Retirement Plan.

        The Company's defined contribution retirement plan includes a profit sharing provision and a 401(k) provision that covers all employees meeting age and service requirements. Significant provisions of the plan include the following: (i) the Company will match the employee reduction, up to five percent, with a 50 percent matching contribution; (ii) the Company's profit sharing contribution to the plan is equal to 15 percent of the current net profit of the Company less the company matching contribution; (iii) the Company's aggregate contribution to the plan is limited to 15 percent of the aggregate compensation of the plan participants; (iv) participants vest 20 percent of employer profit sharing and employer 401(k) matching contributions upon completion of one year credited service, increasing 20 percent per year until fully vested upon completion of five years of credited service at years of service. Management and administrative costs of the plan are borne by the Company. Amounts contributed to the plan for the chief executive officer and the three other executive officers of the Company are set forth as part of the table appearing in the Executive Compensation section.

Change in Control Agreements.

        The Employment Security Agreements put in place in December 1999 with Mr. Grant, President and Chief Operating Officer and Ms. Benne, Chief Financial Officer and Treasurer were extended for an additional three years and are scheduled to expire on December 31, 2005. The agreements were renewed under the same terms and conditions as the original agreements. Under Mr. Grant's agreement he shall receive the equivalent of two times his annual base compensation if terminated without cause or if constructively terminated within three years following the effective date of a change in control. Mr. Grant shall also receive a bonus payment equal to two times the greater of the average of his annual bonuses paid by the Company with respect to the last two fiscal years of the Company preceding either the year in which the Change of Control occurs or the year in which the termination occurs. In addition, for a period of four years following the date of termination, unless shortened due to benefits obtained from new employment, the Company shall pay the portion of the premiums for Mr. Grant's group medical, dental, disability, and other welfare benefits substantially equivalent to the most valuable coverage provided under any plan maintained by the Company. Under Ms. Benne's agreement she shall receive the equivalent of one times her annual base compensation if terminated without cause or if constructively terminated within three years following the effective date of a change in control. Ms. Benne shall also receive a bonus payment equal to one times the greater of the average of her annual bonuses paid by the Company with respect to the last two fiscal years of the Company preceding either the year in which the Change of Control occurs or the year in which the termination occurs. In addition, for a period of two years following the date of termination, unless shortened due to benefits obtained from new employment, the Company shall pay the portion of the premiums for Ms. Benne's group medical, dental, disability, and other welfare benefits substantially equivalent to the most valuable coverage provided under any plan maintained by the Company.

Compensation of Directors for Fiscal 2003.

        Compensation to Isco's Board of Directors consists of cash and deferred stock compensation. Under the cash compensation component non-employee board members receive $250 for each board and committee meeting attended. Additionally, each director serving as chairman or secretary of a committee or acting as secretary of the Board of Directors shall be paid an additional $50 for each committee or Board meeting attended in which they served in such a capacity. Under the deferred stock compensation component all board members receive 50 deferred stock units for each board and committee meeting attended and 350 deferred stock units for an annual board retainer. In addition, the Corporate Secretary receives an additional 350 deferred stock units annually for serving as Corporate Secretary. Effective October 1, 2003 the Board of Directors increased the monthly deferred stock units earned to 60 units for each board and committee meeting attended. At the time a Director ceases to be a member of the Board, the Director's accumulated Deferred Stock Units are converted to shares of the Company's common stock at a ratio of 1 to 1 and distributed.

        The cash compensation earned by each director during fiscal year 2003 is as follows: Mr. Carrier $5,450, Mr. Jester $4,600, Mr. Linderholm $4,500, Mr. Perlman $2,250, and Mr. Young $4,500. The number of Deferred Stock Units earned by each of the directors during fiscal 2003 is as follows: Dr. Allington 1,003, Mr. Carrier 1,473, Mr. Grant 1,064, Mr. Jester 1,442, Mr. Linderholm 1,233, Mr. Perlman 477, and Mr. Young 1,367.

Compensation Committee Report On Executive Compensation.

        The Compensation Committee ("Committee") of the Board is responsible for reviewing and recommending for approval by the Company's Board of Directors the cash and equity compensation of the Chairman/CEO, the President/COO, and other elected officers of the Company. The Committee is comprised of independent, non-employee Directors. Cash compensation is comprised of salary and incentive bonuses. Equity compensation is comprised of stock options. The Committee also approves the salary and incentive compensation of the other executives of the Company. In addition, the Committee functions as the stock option committee. This report is for the fiscal year ended July 25, 2003.

Compensation Philosophy

        The philosophy of the Company with regard to executive compensation is to design the executive compensation program in a manner intended to enhance Company performance and shareholder value by achieving the following objectives:

  •
  Provide reasonable and appropriate levels of salary and cash incentive compensation that will attract, motivate, and retain highly qualified executives;

  •
  Integrate executive compensation with the Company's business and strategic plans;

  •
  Reward both team and individual performance; and

  •
  Encourage stock ownership by executives, thereby aligning executive compensation with shareholder value.

Executives Compensation Program

        The Company's compensation program for all executives, including non-officers, consists of salary, bonuses, and stock options to purchase company common stock. In addition, executives are entitled to customary benefits, including medical, vacation, and retirement benefits that are generally available to employees of the Company.

        Salary: The Committee believes that the base salary should provide the executive with a base compensation that is competitive for the position and the task performed. Annually, the Committee reviews the salary levels of the Company's executives by comparing specific job responsibilities of each executive with prevailing salary levels of companies of comparable size and complexity. An executive compensation consulting firm assists the Committee by surveying the prevailing executive compensation levels at instrumentation manufacturing companies locally, regionally, and nationally. The survey includes those manufacturing companies (public and private) that are comparable in size to the Company with respect to annual revenue and number of employees.

        Incentive Bonuses: The Committee believes that cash incentives (bonuses) reward the executive for achieving corporate (team) and individual performance goals. The Committee and the Board of Directors adopted the current Executive Incentive Compensation Plan ("Plan") in August 2000. The Plan is effective for fiscal years 2001 through 2005. In addition to the formal Plan, the Committee reserves the right to grant cash bonuses to executives outside of the Plan in special circumstances. Under the current Plan, the team incentive bonuses are based upon two components: revenue/orders received and net/operating income, with the relative weighting of the components for each executive determined annually. The executives are not eligible to receive the team incentive unless the applicable income threshold is achieved. Individual goals are also established annually for each executive. For fiscal year 2003 all executives earned individual incentives under this program.

        Stock Options: The Committee believes that stock options provide the executives with incentives for long-term performance that is directly linked to the interests of the shareholders because the value of the options increase or decrease in relationship to the price of the Company's common stock. Under the Company's Executive Incentive Compensation Plan, effective for fiscal years 2001 through 2005, executives were granted stock options exercisable over five years, subject to annual performance vesting. A maximum of twenty percent of the total options granted can be vested each year. The actual amount vested per year is based on the achievement of the combined team and individual incentives earned out of the annual maximum established incentives. In any Plan year, options that do not vest are returned to the 1996 Stock Option Plan. As a result of the Company's performance and individual performances during fiscal year 2003, all executives vested a portion of their stock options.

        CEO Compensation: Based on a review of the performance of the CEO by the Committee, the CEO received a salary increase during fiscal 2003 equivalent to normal market increases. In addition, the Committee worked with the CEO to establish individual performance goals for fiscal year 2003.

COMPENSATION COMMITTEE
Dale L. Young, Chairman
Harvey S. Perlman, Secretary
James L. Carrier

Audit Committee Report.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee is governed by a charter approved by the Board of Directors on August 18, 1988, and amended and restated on June 15, 2001. All Audit Committee members are independent pursuant to NASDAQ listing standards and the Sarbanes-Oxley Act of 2002.

        In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements of the Company and its subsidiaries to be set forth in the Company's 2003 Annual Report to Shareholders and the Company's Annual Report on Form 10-K for the year ended July 25, 2003 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with Deloitte & Touche LLP, independent accountants for the Company, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Statement on Auditing Standards No. 61 includes, among other items, matters related to the conduct of an audit of the Company's financial statements under generally accepted auditing standards.

        In addition, the Committee discussed with the independent auditor the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board's Standard No. 1 "Independence Discussion with Audit Committees." The Committee also reviewed all non-audit services performed by the independent auditor and considered whether the auditor's provision of non-audit services is compatible with maintaining the auditor's independence.

        The Committee discussed with the Company's independent auditor the overall scope and plans for their respective audit. The Committee meets with the independent auditor, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal control, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2003.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 25, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
James L. Carrier, Chairman
James L. Linderholm
Ronald K. Jester

Principal Accounting Fees and Services.

        Fees for professional services (in thousands) provided by our independent auditor in each of the last two fiscal years, in each of the following categories, were:

	2003	2002
Audit Fees	$97	$87
Audit-Related Fees	14	29
Tax Fees	44	36
All Other Fees	4	5

Total Fees	$159	$157

        Fees for audit services include fees associated with the annual audit, and the reviews of the Company's interim financial statements. Audit-related fees include fees for employee benefit plans and statutory audits, due diligence reviews pertaining to business acquisitions, consultation on accounting standards. Tax fees include tax compliance and preparation work and tax consulting.

        The Audit Committee approved the independent auditor's fees for fiscal year 2003 presented above. In the future, all services provided by the Company by our independent auditor will be pre-approved by the Audit Committee.

PERFORMANCE GRAPH.

        The following performance graph compares the performance of the Company's Common Stock to the Nasdaq peer group and the Standard and Poor's 500 Stock Index. The industry peer group, selected by the Company, is comprised of 64 companies whose stock is traded on Nasdaq and historically have been included in the Standard Industrial Code Classification No. 382 entitled "Measuring and Controlling Devices". The graph assumes that $100 was invested on July 31, 1998 in the Company's stock and the indices. Also, it is assumed that dividends were reinvested when paid and that the fiscal year ends July 31.

ADDITIONAL INFORMATION.

        Compliance with Section 16(a) of the Securities Exchange Act of 1934.    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        For fiscal 2003 all required forms 3, 4, and 5 were filed timely by all executive officers and directors.

Independent Public Accountants.

        Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders related to fiscal year 2003 audited financial statements.

        The Audit Committee recommended and the Board approved the retention of Deloitte & Touche LLP, certified public accountants, as the independent public accountant for the Company for fiscal year 2004. Deloitte & Touche LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Isco or its subsidiaries.

        Other Matters.    The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.

                      Robert W. Allington
                      Chairman and Chief Executive Officer

Isco, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS DECEMBER 11, 2003.

        The undersigned hereby constitutes and appoints ROBERT W. ALLINGTON and RONALD K. JESTER, or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Isco, Inc., to be held at Isco, Inc., 4700 Superior Street, Lincoln, Nebraska, on the 11th day of December 2003, at 2:00 p.m., or any adjournments thereof, as indicated below.

(1)
Election of Directors    (The Board of Directors recommends voting "FOR" all nominees.)
 Nominees:    Robert W. Allington, James L. Linderholm, and Dale L. Young.

☐
Vote For all three nominees (except as marked to the contrary below)

☐
Withhold authority to vote for all three nominees

        INSTRUCTIONS:    To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

(2)
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

Dated: , 2003

Signature of Shareholder
Signature of Shareholder
Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint tenants must sign.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
☐ I (we) plan to attend the Annual Meeting.

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PROXY STATEMENT
  GENERAL INFORMATION.
  SHAREHOLDER PROPOSALS.
  1. ELECTION OF DIRECTORS.
  ADDITIONAL INFORMATION.